UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARAMOUNT GROUP, INC. 2018 Proxy Statement and Notice of Annual Meeting

PARAMOUNT GROUP, INC. 1633 Broadway, Suite 1801 New York, New York 10019

Notice of 2018 Annual Meeting of Stockholders

Date:	Thursday, May 17, 2018

Time:	12:00 p.m., Eastern Time

Place:	New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York

Record Date:	You may vote if you were a stockholder of record as of the close of business on March 19, 2018.

Items of Business:	1. To elect the nine director nominees named in the proxy statement, each to serve on our Board for a one-year term and until their respective successors are duly elected and qualified.

2. To hold an advisory vote on named executive officer compensation.

3. To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

4. To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

Proxy Voting:	If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.
If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 17, 2018. The proxy statement and our 2017 Annual Report to stockholders are available at http://www.proxyvote.com.

By Order of our Board of Directors,

Gage Johnson

Senior Vice President, General Counsel and Secretary

April 5, 2018

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ii    PARAMOUNT GROUP, INC.  |  2018 Proxy Statement

PROXY STATEMENT

PARAMOUNT GROUP, INC.

1633 Broadway, Suite 1801, New York, New York 10019

PROXY STATEMENT

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation, for use at our 2018 annual meeting of stockholders to be held on Thursday, May 17, 2018, at 12:00 p.m., local time, at the New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to stockholders on or about April 5, 2018.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 19, 2018, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•	Proposal 1: the election of the nine director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•	Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

•	Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 19, 2018, there were 240,506,259 shares of common stock outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

In respect of Proposal 1, a nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters—Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

A majority of all of the votes cast with respect to the proposal is required for approval of each of Proposals 2 and 3. In respect of Proposals 2 and 3, abstentions and broker non-votes will have no effect on the votes for these proposals. The vote for Proposal 2 is advisory and not binding on the Board or the Company in any way.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	properly submitting to us a proxy with a later date; or

•	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.

Voting by Proxy. If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the Notice of Internet Availability of Proxy Materials.

Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•	FOR Proposal 1: the election of Albert Behler, Thomas Armbrust, Martin Bussmann, Dan Emmett, Lizanne Galbreath, Karin Klein, Peter Linneman, Katharina Otto-Bernstein and Mark Patterson as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

•	FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

•	FOR Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What other information should I review before voting?

Our 2017 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2017, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2017 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which contains additional information about the Company, on our website at www.paramount-group.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. The 2017 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, stockholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

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CORPORATE GOVERNANCE MATTERS

CORPORATE GOVERNANCE MATTERS

We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the “Investors—Corporate Governance” section of our website at www.paramount-group.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Board Independence and Diversity

Summary of Select Director Core Competencies

Corporate Governance Highlights

✓	Annual Election of All Directors	✓	Anti-Hedging and Anti-Pledging Policies
✓	8 of 9 Directors are Independent	✓	Clawback Policy
✓	Majority Voting for Directors	✓	Minimum Share Ownership Guidelines for Directors and Executive Officers
✓	Lead Independent Director	✓	No Shareholder Rights Plan
✓	Executive Sessions without Management	✓	Board and Committee Risk Oversight
✓	Annual Board and Committee Self Evaluations	✓	Code of Business Conduct and Ethics for Directors and Employees

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Board Leadership

Leadership Structure

Our Board currently is comprised of eight independent directors and one non-independent director. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer. Mr. Behler’s over 26 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is Dan Emmett. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	approving information sent to our Board;

•	approving Board meeting agendas;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors. We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

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CORPORATE GOVERNANCE MATTERS

Board Committees

The Board held four meetings during fiscal year 2017, and all directors attended 75% or more of the board of directors meetings and meetings of the committees on which they served during the periods they served. The Board currently has the following four standing committees:

•	Audit Committee,

•	Compensation Committee,

•	Nominating and Corporate Governance Committee; and

•	Investment and Finance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors, in accordance with the New York Stock Exchange (“NYSE”) listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.paramount-group.com under the “Investors—Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

Audit Committee

The Audit Committee consists of Peter Linneman (chair), Martin Bussmann and Karin Klein, each of whom is an independent director. The Board has determined that Dr. Linneman qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the performance of our internal audit function; and

•	our overall risk assessment and management.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

The Audit Committee held four meetings during fiscal year 2017.

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CORPORATE GOVERNANCE MATTERS

Compensation Committee

The Compensation Committee currently consists of Lizanne Galbreath (chair), Karin Klein and David O’Connor, each of whom is an independent director. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•	reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of other senior officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation and equity-based plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee held 11 meetings during fiscal year 2017.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Dan Emmett (chair), David O’Connor and Lizanne Galbreath, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board that is required by NYSE listing rules;

•	annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and

•	annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee held five meetings during fiscal year 2017.

Investment and Finance Committee

The Investment and Finance Committee consists of Albert Behler (chair) and Thomas Armbrust. If Mr. Armbrust is unavailable, Dan Emmett would serve in his place. This committee is responsible for approving certain material acquisitions, dispositions and other investment and financing decisions of the Company. Our Investment and Finance Committee held three meetings during fiscal year 2017.

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CORPORATE GOVERNANCE MATTERS

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees (other than the Investment and Finance Committee) must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Thomas Armbrust, Martin Bussmann, Dan Emmett, Lizanne Galbreath, Karin Klein, Peter Linneman, Katharina Otto-Bernstein and Mark Patterson.

Director Compensation

The Board has established a compensation program for our non-employee directors. Under this program, we pay the following fees to our nonemployee directors on a quarterly basis, in cash:

•	an annual retainer of $65,000;

•	an additional annual retainer of $50,000 to our lead director (Dan Emmett);

•	an additional annual retainer of $15,000 to each committee chair; and

•	an additional annual retainer of $5,000 to each committee member.

We will also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings. No additional compensation is received by the members of our Investment and Finance Committee. Directors of the Company who are also employees receive no additional compensation for their services as directors.

In order to encourage our non-employee directors to acquire a significant equity stake in us and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors LTIP units or shares of restricted common stock under our 2014 Equity Incentive Plan with a value of $110,000 which will vest upon the earlier of the anniversary of the date of grant or the next annual stockholder meeting.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Thomas Armbrust	$55,370	$105,918	$161,288
Martin Bussmann	60,356	95,326	155,682
Dan Emmett	101,288	95,326	196,614
Lizanne Galbreath	75,315	95,326	170,641
Karin Klein	63,452	95,326	158,778
Peter Linneman	91,123	95,326	186,449
David O’Connor	65,342	95,326	160,668
Katharina Otto-Bernstein	55,370	95,326	150,696

(1)	On May 18, 2017 we granted 7,074 LTIP units to each of Messrs. Bussmann, Emmett, Linneman and O’Connor and Mmes. Galbreath, Klein and Otto-Bernstein, and 7,074 shares of restricted stock to

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CORPORATE GOVERNANCE MATTERS

Mr. Armbrust, under our 2014 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2018 annual meeting. Amounts shown reflect the aggregate grant date fair value of LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, each of Messrs. Bussmann, Emmett, Linneman and O’Connor and Mmes. Galbreath, Klein and Otto-Bernstein held 7,074 unvested LTIP units that had been granted by us as director compensation. As of December 31, 2017, Mr. Armbrust held 7,074 unvested shares of restricted stock that had been granted by us as director compensation.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Lead Independent Director, Paramount Group, Inc., c/o Navex Ethics Hotline (“Navex”) using the following link: www.paramount-group.ethicspoint.com, or any other link to or toll-free number of a third party reporting service approved by the Lead Independent Director from time to time and posted on our website or otherwise appropriately disseminated. Navex acts as agent for the Lead Independent Director in facilitating direct communications to him and any other non-employee directors he requests. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Navex using the following link: www.paramount-group.ethicspoint.com, or the toll-free number provided in the link, or any other link to or toll-free number of a third party reporting service approved by the Chairperson of the Audit

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CORPORATE GOVERNANCE MATTERS

Committee from time to time and posted on our website or otherwise appropriately disseminated. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders. All of our directors serving at that time attended the annual meeting of stockholders held on May 18, 2017.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and shall have a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

As previously disclosed, we have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively. Albert Behler, Thomas Armbrust and Katharina Otto-Bernstein have been designated for nomination to our Board pursuant to the stockholders agreement.

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CORPORATE GOVERNANCE MATTERS

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our Board’s decision.

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CORPORATE GOVERNANCE MATTERS

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives have engaged in any pledging transactions with respect to our stock except as noted in “Security Ownership of Certain Beneficial Owners and Management”. Under our anti-hedging policy no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

In addition, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

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CORPORATE GOVERNANCE MATTERS

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for companywide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of nine members. Each member of the Board is serving for a term of one year and until their successors are duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law which is one and, unless our bylaws are amended, more than nine.

At the 2018 annual meeting, all of the directors will be elected to serve until the 2019 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Albert Behler, Thomas Armbrust, Martin Bussmann, Dan Emmett, Lizanne Galbreath, Karin Klein, Peter Linneman, Katharina Otto-Bernstein and Mark Patterson to serve as directors. Each of these nominees, other than Mr. Patterson, is a current director of the Company. Mr. Patterson was recommended to the Nominating and Corporate Governance Committee to serve as a director by our Chairman. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of its director nominees.

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PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2018 annual meeting, based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	66	Chairman, Chief Executive Officer and President
Thomas Armbrust	65	Director
Martin Bussmann	66	Director
Dan Emmett	78	Director
Lizanne Galbreath	60	Director
Karin Klein	46	Director
Peter Linneman	67	Director
Katharina Otto-Bernstein	53	Director
Mark Patterson	57	Director

Albert Behler

Mr. Behler has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our company, Mr. Behler held various leadership positions at Thyssen, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with Thyssen, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of The Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the Urban Land Institute, a member of the American Council on Germany’s Business Advisory Committee; and a member of the Board of Directors of Citymeals-on-Wheels. Mr. Behler is also a former member of the Executive Committee of the Greenprint Foundation and the Board of Directors of the ULI Greenprint Center for Building Performance, and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE). Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

Thomas Armbrust

Mr. Armbrust has been a member of our Board since 2014. Mr. Armbrust has been the Managing Director of CURA Vermögensverwaltung, a real estate management firm, since 1992. From 1985 to 1992, Mr. Armbrust was Vice President Tax, Accounting, Reporting and M&A of Gruner & Jahr Publishing Group, Hamburg. Prior to that, Mr. Armbrust held various other finance positions since 1977. Mr. Armbrust serves as a member of the supervisory board of Deutsche EuroShop AG, a public German real estate stock company, as a member of the supervisory board of Otto Versand, an international retailer, and as chairman of the supervisory board of ECE Projektmanagement, an international shopping center manager and developer. Mr. Armbrust also serves as a director of certain of the entities comprising our predecessor entities and their affiliates. Mr. Armbrust studied national economics and received his Masters of Economics from the University of Mainz. Mr. Armbrust was

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PROPOSAL 1: ELECTION OF DIRECTORS

selected to serve on our Board based on his extensive experience in the real estate industry, his background in finance and his extensive knowledge of the Company.

Martin Bussmann

Dr. Bussmann has been a member of our Board since March 2016. Dr. Bussmann has been a Trustee of the Mannheim Trust in New York since 1998, responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. He also serves as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC and Mannheim Real Estate LLC and their subsidiaries. He was a board member of the private Cellwar Holding AG in Switzerland and since its reorganization is President of Rhodanie Investment AG. From 1998 to 2005, he was Co-Trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation. Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School. Dr. Bussmann was selected to serve on our Board based on his extensive experience in industries other than real estate, his background in finance and his senior leadership background.

Dan Emmett

Mr. Emmett has been a member of our Board since 2014. Mr. Emmett has served as the chairman of the board of directors of Douglas Emmett, Inc., a publicly-traded high-quality office and multifamily property REIT, since its inception in 2006. Mr. Emmett co-founded the predecessors of Douglas Emmett, Inc. in 1971 and 1991. Mr. Emmett received his bachelor’s degree from Stanford University and his Juris Doctorate from Harvard University. Mr. Emmett was selected to serve on our Board based on his extensive experience in the real estate industry as well as his senior leadership background.

Lizanne Galbreath

Ms. Galbreath has been a member of our Board since 2014. Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a publicly-traded real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served as a Managing Director, then Chairman and Chief Executive Officer, of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath has been a member of the board of directors of ILG, Inc., a leading provider of professionally delivered vacation experiences, since May 2016. She was director of Starwood Hotels & Resorts Worldwide, Inc., a publicly-traded hotel and leisure company, from 2005 to September 2016. Ms. Galbreath is also a past Chair of the University of Pennsylvania Wharton School of Business Real Estate Advisory Board, a past member of the board of Grosvenor Americas, and a past trustee of the Urban Land Institute. Ms. Galbreath received a Masters of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts from Dartmouth College. Ms. Galbreath was selected to serve on our Board based on her extensive experience in the real estate industry as well as her senior leadership background.

Karin Klein

Ms. Klein has been a member of our Board since March 2016. Ms. Klein has been a partner of Bloomberg Beta, a venture capital fund which invests in technology companies that make work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank Group Corp., a Japanese multinational telecommunications and internet company, including

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PROPOSAL 1: ELECTION OF DIRECTORS

as a vice president and director of corporate development. Previously, she also held investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein is a member of the board of trustees of Harvey Mudd College. Ms. Klein graduated summa cum laude with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania. Ms. Klein was selected to serve on our Board based on her extensive experience outside the real estate industry, particularly in technology-related industries, and her senior leadership background.

Peter Linneman

Dr. Linneman has been a member of our Board since 2014. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is also currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. Dr. Linneman has served on over 20 public and private company boards, including serving as Chairman of the Board of Rockefeller Center Properties, Inc., a REIT, as a member on the board of trustees of Equity Commonwealth (formerly known as CommonWealth REIT), a publicly-traded REIT, and as a member of the board of directors of Regency Centers Corporation, a publicly-traded REIT. Dr. Linneman is also currently serving as an independent director of AG Mortgage Investment Trust, Inc., a publicly-traded REIT. Dr. Linneman previously served as a director of Equity One, Inc., prior to its merger with Regency Centers Corporation, Bedford Property Investors, Inc., Atrium European Real Estate Ltd, and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans. Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago and a Bachelor of Arts degree from Ashland University. Dr. Linneman was selected to serve on our Board based on his experience over many years in financial and business advisory services and investment activity and his experience as a member of numerous public and private boards, including many real estate companies.

Katharina Otto-Bernstein

Ms. Otto-Bernstein has been a member of our Board since 2014. Ms. Otto-Bernstein is an award winning, Emmy-nominated writer and film maker, who began her career as a journalist. Currently, she is the President of Film Manufacturers Inc., an international production company specializing in the development, production and co-production of high quality fiction and non-fiction motion pictures, as well as selected works for stage and print, a position which she has held since 1992. Ms. Otto-Bernstein is also a principal owner of ECE Projektmanagement, an international shopping center manager and developer, and a member of the board of directors of CURA Vermögensverwaltung, a real estate management firm. Ms. Otto-Bernstein is the chair of the Dean’s Council of the Columbia University School of the Arts and was awarded the Columbia University Alumni Medal of Achievement in 2009. She is also a member of the board of directors of the Metropolitan Opera and of the International Council of the Guggenheim Museum and served for ten years on the board of the Wildlife Conservation Society. Ms. Otto-Bernstein received a Bachelor of Arts from Columbia College in philosophy and political science and a Masters of Fine Arts in film from Columbia University. Ms. Otto-Bernstein was selected to serve on our Board based on her significant ownership interest in the Company and experience in the real estate industry.

Mark Patterson

Mark R. Patterson is a nominee to serve as a director beginning May 17, 2018 from and after the 2018 annual stockholder meeting. Mr. Patterson has, since 2010, been President of MP Realty Advisors, LLC, and serves as a real estate consultant and financial advisor. He is also an Advisory Director of Investcorp, Inc. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In

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PROPOSAL 1: ELECTION OF DIRECTORS

August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Until January of 2009 Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. Mr. Patterson currently serves on the Board of Directors for UDR, Inc., Digital Realty Trust, Inc. and Americold Realty Trust, Inc., and is a former director of GGP, Inc. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets. He has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on the boards of directors of public companies.

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Wilbur Paes	40	Executive Vice President, Chief Financial Officer and Treasurer
Jolanta Bott	66	Executive Vice President, Operations and Human Resources
Peter Brindley	41	Executive Vice President, Leasing
Daniel Lauer	55	Executive Vice President, Chief Investment Officer
Gage Johnson	56	Senior Vice President, General Counsel and Secretary

Wilbur Paes

Mr. Paes has been our Executive Vice President, Chief Financial Officer and Treasurer since March 2016. Before being appointed Executive Vice President, Chief Financial Officer and Treasurer, Mr. Paes was our Senior Vice President, Chief Accounting Officer since 2014. Prior to joining our executive management team in 2014, Mr. Paes was a Senior Vice President at Vornado Realty Trust, a publicly traded REIT, where he spent over 11 years and held a myriad of positions in accounting and finance. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients. Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant, licensed in the State of New York, and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Jolanta Bott

Ms. Bott has been our Executive Vice President, Operations and Human Resources since 2014. Ms. Bott previously served as a Senior Vice President with our company since June 2002, responsible for all human resource matters. Prior to that, Ms. Bott held various other management positions at our company since July 1979. Prior to joining our company, Ms. Bott held a position in marketing and public relations at the European American Bank, where she reported directly to the Vice Chairman. Ms. Bott studied Art, Business and Psychology in Europe, Africa and Latin America, and is fluent in several languages.

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PROPOSAL 1: ELECTION OF DIRECTORS

Peter Brindley

Mr. Brindley has been our Executive Vice President, Leasing since December 2017. Before being appointed Executive Vice President, Leasing, Mr. Brindley was Senior Vice President, Leasing of our New York portfolio since September 2015. Mr. Brindley joined our company in December 2010 as Vice President of Leasing. He is currently responsible for the leasing oversight of the Company’s entire portfolio in New York, Washington, D.C. and San Francisco. Prior to joining the Company, he served as a Senior Director at Tishman Speyer in their New York office where he was responsible for the leasing of over 9 million square feet in New York including Rockefeller Center, 666 Fifth Avenue and The MetLife Building. Prior to joining Tishman Speyer in 2004, Mr. Brindley worked at CB Richard Ellis in the brokerage services group. He is a member of the Board of Directors of the Avenue of the Americas Association, where he serves as Treasurer. He is also a member of the Real Estate Board of New York. Mr. Brindley graduated from Ithaca College with a Bachelor of Science in Business and received his Master of Science degree in Real Estate Finance & Investment from New York University.

Daniel Lauer

Mr. Lauer has been our Executive Vice President, Chief Investment Officer since 2014. Mr. Lauer previously served as a Vice President of Acquisitions at our company since 2002 and Senior Vice President, Acquisitions and Business Development since February 2013, overseeing the acquisition and disposition process, including due diligence and the closing of numerous transactions. Prior to that, Mr. Lauer held various other management positions at our company since 1989. From 1985 to 1989, Mr. Lauer served in the accounting department of Turner Construction Company, a general builder and construction management firm, where he was responsible for financial reporting and budgeting for the New Jersey regional office. Mr. Lauer is a Member of the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School, University of Pennsylvania. Mr. Lauer graduated from Fairfield University with a Bachelor of Arts degree in Economics and from Rutgers University with a Master’s degree in Business Administration.

Gage Johnson

Mr. Johnson has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our company in May 2009 as General Counsel. Previously, since 2005, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. From 2003 to 2005, Mr. Johnson was an Executive Director in the Law Department at Morgan Stanley Real Estate, the investment firm’s real estate unit. From 1998 to 2003, Mr. Johnson served in various roles at Lend Lease Real Estate, part of a publicly-traded property group specializing in project management and construction, real estate investment and development, most recently as General Counsel. Prior to joining Lend Lease Real Estate, Mr. Johnson was an attorney with the law firm of Paul Hastings LLP in Washington, D.C. He was formerly the Vice Chairman, Treasurer, and member of the Executive Committee of the Board of Directors of The National Aquarium in Washington, D.C. Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Woodrow Wilson School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At the 2016 annual meeting of stockholders which was held on May 19, 2016, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal as well as other factors, and currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote FOR this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2018 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by Deloitte & Touche LLP for professional services rendered to us for the fiscal years ended December 31, 2017 and December 31, 2016:

	2017	2016
Audit Fees	$1,397,785	$1,259,800
Audit-Related Fees	1,090,580	1,102,785
Tax Fees	86,736	10,438
All Other Fees	—	81,500

Total	$2,575,101	$2,454,523

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of

Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2017 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2017;

2.	the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.	the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Submitted by our Audit Committee

Peter Linneman (Chairman)

Martin Bussmann

Karin Klein

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this proxy statement, the following individuals are collectively referred to as our named executive officers (“NEOs”):

Executive	Title
Albert Behler	Chairman, President and Chief Executive Officer
Wilbur Paes	Executive Vice President, Chief Financial Officer and Treasurer
Jolanta Bott	Executive Vice President, Operations and Human Resources
Peter Brindley(1)	Executive Vice President, Leasing
Daniel Lauer	Executive Vice President, Chief Investment Officer
Theodore Koltis(2)	Former Executive Vice President, Leasing
(1)	On December 14, 2017, Mr. Brindley was promoted to Executive Vice President, Leasing.
(2)	Mr. Koltis served as our Executive Vice President, Leasing until December 14, 2017. See “Executive Compensation—Separation Agreement with Theodore Koltis” for details.

The individuals who constitute our NEOs for 2017 were determined in accordance with applicable SEC rules and include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), the other three most highly-compensated executive officers who were serving as such as of the end of 2017 and Mr. Koltis, who would have been one of the other three most highly-compensated executive officers had he continued to serve in such role as of the end of 2017.

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EXECUTIVE COMPENSATION

Financial Highlights

Our 2017 Business Plan included a number of robust financial and operational goals. Below are some of the key goals and our achievement relative to the prior year.

(1)	For a reconciliation of these measures and why we view these measures to be useful supplemental performance measures, see pages 70-75 of our Annual Report on Form 10-K for the year ended December 31, 2017.

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EXECUTIVE COMPENSATION

2017 CEO Compensation Decisions

In connection with a review of our executive compensation practices and based on the feedback we received from our stockholders pursuant to our “2017 Say-on-Pay Vote and Stockholder Engagement” as described on page 31, the Compensation Committee made the following decisions with respect to the Compensation of our CEO.

Base Salary	$1.1 million (no increase from 2016 and has not been increased since our initial public offering in 2014).

Deferred Cash Bonus	$0 (eliminated this discretionary element of CEO compensation resulting in a $0.5 million reduction from 2016).

Short-term Incentive Compensation

$2.3 million (established a rigorous formulaic short-term incentive program in early 2017 based on the achievement of Corporate and Individual objectives, resulting in $0.35 million increase over 2016 based on exceeding these objectives as more fully described on pages 38—41).

Long-term Equity Compensation	$5.4 million (reduction of $1.0 million from 2016).

Bonus Exchange Premium

Eliminated the ability for our CEO to receive a premium in connection with his decision to receive all or a portion of his cash bonus in the form of equity, resulting in a $0.5 million reduction from 2016).

The decisions made by our Compensation Committee not only reduced the Direct Compensation paid to our CEO by 9.6% but also resulted in a reduction in the fixed portion of his compensation from 15.4% to 11.7%.

As indicated on page 46, because the equity-based compensation is awarded in the first quarter of each year for prior year’s performance (similar to the cash bonuses awarded in the first quarter of each year), the full impact of these decisions is not appropriately reflected in the “Summary Compensation Table” appearing on page 52; accordingly we have included a supplemental “Direct Compensation Table” which can be found on page 46, to better reflect our compensation philosophy and the impact of the aforementioned decisions.

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EXECUTIVE COMPENSATION

CEO Performance-Based Equity Award Status

The table below demonstrates the strong alignment between CEO pay and our pay-for-performance philosophy as well as the “actual” compensation earned or expected to be earned by our CEO in connection with the performance-based long-term equity awards that were granted to him.

PERFORMANCE-BASED AWARDS TRACKING

As of December 31, 2017

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EXECUTIVE COMPENSATION

CEO Pay for Performance Alignment

The Compensation Committee believes that Total Shareholder Return (“TSR”) should significantly impact actual pay earned in order to ensure alignment with our stockholders. Accordingly, a significant portion of what our CEO earns over time is driven by our TSR. By awarding a substantial portion of our CEO’s total compensation in the form of multi-year long-term performance based equity awards, there is a strong alignment of the actual pay earned by our CEO with the returns of our stockholders.

2017 Reported Pay vs. Earned Pay

	Reported Pay(1)	Earned Pay		% Of Reported Pay
Fixed Compensation

Base Salary	1,100,000	1,100,000		100%

All Other Compensation	163,867	163,867		100%

Variable Compensation

Non-Equity Incentive Plan Compensation	2,300,000	2,300,000		100%

Stock Awards:

Performance Based Awards—Absolute Basis	1,137,500	—	(2)	0%

Performance Based Awards—Relative Basis	3,412,500	2,232,950	(3)	65%

Time Based Awards	1,852,500	1,838,648	(4)	99%

Option Awards—Relating to 2016 Bonus Exchange Program	487,500	—	(5)	0%

Total 2017 Compensation	$10,453,867	$7,635,464		73%
(1)	Represents amounts reported in the Summary Compensation Table which can be found on page 52.
(2)	Assuming performance for the three-year performance measurement period applicable to these awards continued at the same annualized rate as we experienced from the beginning of the performance period through December 31, 2017.
(3)	Assuming percentile ranking versus applicable peers for the three-year performance measurement period is consistent with the percentile ranking from the beginning of the performance period through December 31, 2017.
(4)	Based on the December 31, 2017 closing stock price of common stock.
(5)	Based on the difference between the December 31, 2017 closing stock price of common stock and the strike price of options received.

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EXECUTIVE COMPENSATION

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize the creation of long-term shareholder value by aligning the compensation structure for executives with the achievement of our business strategies and to maximize total shareholder return over the long term. In order to meet our objectives, our executive compensation program includes several elements designed to:

•	Attract and Retain Highly Talented Executives: We provide fixed base salaries that reflect the highly competitive markets in which we operate, changes in responsibilities and merit increases;

•	Pay for Performance: We seek to align the interests of our executives with our long-term shareholders by tying the vast majority of their non-salary compensation to performance-based incentives, through a:

•	Short-term Incentive Compensation (cash bonus) program designed to motivate our executives through a strong emphasis on performance, with components rewarding financial, operational and individual performance; and

•	Long-Term Equity Incentive Compensation program to create an appropriate link between compensation and the creation of shareholder value, including multi-year performance-based awards tied to absolute and relative total shareholder returns.

•	Create a Balanced Approach: The Compensation Committee recognizes that our unique portfolio of highly coveted assets is among the most concentrated in the industry, both in terms of the number of markets in which we operate, as well as in the unusually high value per asset that we own. As such, in order to mitigate some of the potential volatility which can arise through concentration, the Compensation Committee believes that an executive compensation program with a greater number of elements (but with less value in each) will:

•	Reduce the volatility of annual compensation, resulting in potentially higher employee retention;

•	Potentially mitigate the risk that any individual element may receive inordinate focus and encourage excessively risky behaviors; and

•	Promote a long-term view by connecting executives’ eventual realized compensation to the decisions that they make, as the majority of their annual compensation vests over a period of four years.

2017 Say-on-Pay Vote and Stockholder Engagement

At our 2017 annual meeting of stockholders, a non-binding, advisory resolution approving the compensation paid to our NEOs, as disclosed in our 2017 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with approximately 74% of the votes cast having been voted in favor of the proposal to approve such resolution. Notwithstanding the fact that a substantial majority of votes were cast in favor of this proposal, in connection with and following our 2017 annual meeting of stockholders, we engaged in outreach to stockholders owning in excess of 75% of our outstanding common stock and had conversations with stockholders owning in excess of 70% of our outstanding common stock to better understand the decline of the support level from that received in prior years. Our outreach and engagement effort was led by the Compensation Committee and resulted in a number of specific changes to our executive compensation program and practices.

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EXECUTIVE COMPENSATION

The following highlights the feedback we received from our stockholders as a result of our engagement and what we did to address this feedback.

	WHAT WE HEARD	WHAT WE DID
CEO Compensation	Stockholders supported the strong correlation between performance and realized pay, but noted CEO compensation is high relative to peers and performance

• Reduced total CEO target compensation opportunity by $2.0 million, including $1.0 million reduction in equity award grant value, elimination of $0.5 million of deferred cash compensation and $0.5 million premium received in connection with our bonus exchange program

• No increase in CEO base salary from IPO through 2018

Performance Alignment	Strong alignment between TSR performance and realized pay exists and should be maintained

• 70% of CEO equity awards are subject to TSR performance-based hurdles

• Further enhanced correlation between TSR performance and realized pay by providing for no performance-based equity awards being earned for CEO unless both minimum absolute and relative TSR hurdles are achieved

Discretionary Deferred Cash Compensation	Performance-based short-term incentive cash compensation program is preferred to discretionary deferred cash compensation contributions	• Eliminated discretionary deferred cash compensation for CEO beginning in 2017
Bonus Exchange Program	Due to SEC reporting rules resulting in premiums appearing in the Summary Compensation Table on a lag basis, some investors double counted equity awards issued under our bonus exchange program	• Eliminated premium opportunity for CEO in our bonus exchange program
Equity Awards	Stockholders supported our use of performance-based equity awards but not the use of stock options.	• Maintained robust performance-based equity award programs • Discontinued use of stock options
Peer Group	Given the markets in which we operate and compete for talent, peer group including larger NYC-based peers (e.g., BXP, SLG and VNO) was appropriate	• Maintained consistent peer group, but reduced total CEO compensation opportunity to reflect smaller size

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EXECUTIVE COMPENSATION

Compensation Best Practices

WHAT WE DO		WHAT WE DON’T DO
✓	A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.	×	We do not provide tax gross-up payments to any of our executive officers.
✓	We established a formulaic short-term incentive bonus program based on rigorous goals for management.	×	We do not provide “single-trigger” change in control cash severance payments.
✓	We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of multi-year, performance-based equity awards that use relative Total Shareholder Returns as the main metric.	×	We do not guarantee annual salary increases or minimum cash bonuses.
✓	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards granted for prior-year performance.	×	We do not allow for repricing of stock options.
✓	We have a clawback policy.	×	We do not allow hedging of our stock.
✓	We have minimum stock ownership guidelines for our executives and directors.
✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.

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EXECUTIVE COMPENSATION

Peer Group Benchmarking

In developing our executive compensation programs, the Compensation Committee commissioned a peer group compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly traded REITs, including taking into account the cost of attracting and retaining talented executives in the New York City marketplace. The Compensation Committee developed an appropriate peer group for our Company with the advice of FPL Associates LP (“FPL”), an independent compensation consultant. In establishing an appropriate peer group, the Compensation Committee not only focused on publicly traded REITs relative to our size, but also included publicly traded REITs in the office sector that compete in high-barrier, high-cost markets like New York City, Washington, D.C. and San Francisco, markets in which we operate and compete for talent. For instance, the Compensation Committee included companies like Boston Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust in our peer group, notwithstanding their larger relative size, because these companies are office REITs that operate in the same markets we operate in. As a result, they compete with us for talent and deal flow and like us, two of these companies are headquartered in New York City. For example, our Executive Vice President and Chief Financial Officer, Wilbur Paes, joined us from Vornado Realty Trust, where he had previously spent 11 years and prior to his departure was a Senior Vice President. Additionally, 93.6% of our employees are based in New York City.

Other factors are also examined such as what other companies cite Paramount as a peer, what companies sell-side analysts compare us to, as well as the companies that are selected by outside proxy advisory firms.

Based on these factors, the Compensation Committee selected the following 13 publicly traded REITs focused on the office sector as members of our peer group:

Alexandria Real Estate Equities, Inc.	Douglas Emmett, Inc.	Kilroy Realty Corporation
Boston Properties, Inc.	Empire State Realty Trust, Inc.	Piedmont Office Realty Trust, Inc.
Columbia Property Trust, Inc.	Gramercy Property Trust, Inc.	SL Green Realty Corp.
Corporate Office Properties Trust	Highwoods Properties, Inc.	Vornado Realty Trust
Hudson Pacific Properties, Inc.

Fund and Asset Management Business

Our Company maintains a slightly different structure than the majority of our peers in that in addition to the real estate assets owned by us, we also maintain a meaningful ancillary fund and asset management business that is not directly captured in our total capitalization. The total value of assets under management underlying our fund and asset management business is approximately $5.3 billion, which includes equity and debt fund investments and commitments, investments in properties by third party joint venture partners and other assets for which we provide asset and property management services. To better depict the full breadth of oversight, we have provided a comparison of our size to our compensation peers by showing our total capitalization both with and without the impact of the fund and asset management business as well as the value of total assets versus the peers and both with and without the impact of our fund and asset management business. As of December 31, 2017, our total capitalization ranked near the market median (51st percentile) excluding the fund and asset management business and even more competitive when factoring such. On a total assets basis, only two companies are larger than us when including our ancillary fund and asset management business, ranking us at the 84th percentile of the peer group; the Company still ranks above the median (68th percentile) when excluding such.

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EXECUTIVE COMPENSATION

Select size statistics for the peer group are shown below:

After our peer group was established, FPL provided market data and practices of the peer group for the Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FPL provided information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our Company. Such compensation data for peers was analyzed by the Compensation Committee with the assistance of FPL.

For purposes of determining our overall level of executive compensation (i.e. base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both total compensation and the mix of compensation components paid by our peer group to executives in comparable positions. However, an executive’s target compensation is not mechanically set to be a particular percentage of the peer group. The Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as experience, retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on a full review of the individual and his role within the organization, Company performance as well as market data.

The Compensation Committee evaluates the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added.

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EXECUTIVE COMPENSATION

Elements of Our Compensation Program

The compensation provided to our NEOs in 2017 primarily consisted of base salary, short-term incentive compensation (cash bonus) and long-term incentive compensation (equity awards). The following charts illustrate the mix of compensation elements for our CEO and other NEOs (other than Mr. Koltis) for 2017.

* Includes Ms. Bott and Messrs. Paes, Brindley and Lauer

(1)	Consists of 70% performance-based equity awards and 30% time-based equity awards (excluding cash bonuses exchanged for equity in connection with our bonus exchange program).
(2)	Consists of 60% performance based equity awards and 40% time-based equity awards (excluding cash bonuses exchanged for equity in connection with our bonus exchange program

Base Salary

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by the Compensation Committee and, subject to contractual obligations we have with the NEO, may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility. Below are the details of the annual base salaries for each of our NEOs, other than Messrs. Koltis and Brindley.

	Base Salary
Executive	2017	2016	Change (%)
Albert Behler	$1,100,000	$1,100,000	—
Wilbur Paes	525,000	525,000	—
Jolanta Bott	475,000	475,000	—
Daniel Lauer	400,000	400,000	—

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EXECUTIVE COMPENSATION

For 2017, we did not increase the base salary for any of the NEOs named above. The base salary for each of Messrs. Behler and Paes and Ms. Bott was equal to the minimum annual base salary set forth in their employment agreements with us that were in effect for 2017.

Mr. Brindley was promoted to Executive Vice President, Leasing on December 14, 2017. At the time of his promotion, his base salary was $325,000. In connection with his new position and increased responsibilities, his salary for 2018 will be $400,000.

Deferred Cash Compensation

In connection with our formation transactions, we assumed a deferred compensation plan that had been maintained by our predecessor in which Mr. Behler and Ms. Bott had participated. Mr. Paes also became a participant in 2016. Under this deferred compensation plan, deferred bonuses were cash compensation that was awarded to participants, and participants were permitted to defer a portion of their income on a pre-tax basis and receive a tax-deferred return on these deferrals based on the performance of specific investments selected by the participants. Although not required by the terms of the deferred compensation plan, consistent with our predecessor’s past practices, we historically made annual contributions in an aggregate amount of $900,000, which was awarded to our CEO and CFO and Ms. Bott in the same proportion as their relative base salaries. We made these contributions primarily to achieve our goal of providing competitive market compensation to these NEOs.

In connection with this plan, our predecessor set aside assets in a rabbi trust held by an independent trustee and the trustee is directed to make similar or identical investments as those selected by each participant in order to generally match its liabilities to the participants under the deferred compensation plan with equivalent assets and thereby limit market risk. We also acquired these investments from our predecessor in connection with our formation transactions. All amounts deferred under this deferred compensation plan will become available to be paid to a participant upon his or her separation of service from the Company.

As discussed above, in connection with our review of our executive compensation practices during 2017 and based on feedback we have received from our stockholders, we have now eliminated our practice of making annual contributions under this deferred compensation program. As a result, we will not be making contributions on behalf of any of our NEOs beginning in 2018. In addition, even though we made this change during 2017, with the agreement of our CEO, we also did not make a contribution on behalf of our CEO for 2017. In the future, we may permit one or more of our executive officers to elect to defer a portion of the cash compensation that he or she has otherwise earned (e.g., base salary or short-term incentive compensation) pursuant to this deferred compensation plan.

Below are the details of the contributions that we made to this deferred compensation program for our NEOs for 2016 and 2017:

	Deferred Cash Compensation
Executive	2017	2016	Change (%)
Albert Behler	$—	$471,429	-100%
Wilbur Paes	225,000	225,000	—
Jolanta Bott	203,571	203,571	—

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EXECUTIVE COMPENSATION

Short-Term Incentive Compensation

In early 2017, the Compensation Committee established a Short-Term Incentive (“STI”) compensation (cash bonus) program for our NEOs, based on the achievement of:

•	Quantitative key financial and operational goals (“Corporate Objectives”), and

•	Qualitative individual performance goals (“Individual Objectives”)

For our CEO, 75% of his STI compensation opportunity is based on the achievement of Corporate Objectives and the remaining 25% is based on Individual Objectives. For our other NEOs, 67% of their STI compensation opportunity is based on the achievement of Corporate Objectives and the remaining 33% is based on Individual Objectives.

The STI compensation program is designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve key Corporate and Individual Objectives by rewarding performance measured against those objectives. The STI compensation program results in awards being paid 100% in cash, however in an effort to further align the interests of our NEOs with that of our stockholders, for 2017, each NEO had the opportunity to exchange all or a portion of his or her STI compensation for equity, pursuant to our “Bonus Exchange Program” as more fully described below.

The STI compensation program is intended to cover annual performance periods. Each year the Compensation Committee establishes, in advance, the amount each NEO has the opportunity to earn under the STI compensation program at various performance levels, the Corporate Objectives and Individual Objectives and each NEO’s weighting between and, if applicable, among the Corporate Objectives and Individual Objectives.

For 2017, for each NEO, the Compensation Committee established three specific performance levels that could be achieved: threshold (50% of target), target and maximum (150% of target), with linear interpolation applying to the extent performance falls between two levels. In the event that actual performance does not meet the threshold requirement, no awards are earned, and to the extent actual performance is above the maximum requirement, the earned awards are capped at the maximum. The Compensation Committee determined the target amount for each NEO under the STI compensation program primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors, feedback received from our stockholders and contractual obligations we have with the NEO. For 2017, the target amount for each NEO under the STI compensation program remained unchanged from the target amounts for 2016. In addition, the target amounts for Messrs. Behler and Paes and Ms. Bott were equal to the minimum target amounts set forth in their employment agreements with us that were in effect for 2017.

The table below sets forth the Total STI Compensation Opportunity at each of the threshold, target and maximum bonus amounts that the Compensation Committee established for each of our NEOs, other than Messrs. Koltis and Brindley, for 2017:

	Total STI Compensation Opportunity
Executive	Threshold (50%)	Target (100%)	Maximum (150%)
Albert Behler	$825,000	$1,650,000	$2,475,000
Wilbur Paes	328,125	656,250	984,375
Jolanta Bott	237,500	475,000	712,500
Daniel Lauer	150,000	300,000	450,000

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EXECUTIVE COMPENSATION

2017 Corporate Objectives:

The Compensation Committee established the following Corporate Objectives for management based on key financial and operational goals. These objectives were based on the Company’s internal models and budgets, including the Company’s initial guidance for 2017 which was set forth in its earnings release dated February 22, 2017.

Why was this measure chosen:

FFO is a widely-used non-GAAP measure of earnings performance for REITs. We use Core FFO as an alternative measure because it adjusts FFO for certain non-recurring items that enhance the comparability of our FFO across periods.

Actual Results:

We ended the year with Core FFO of $0.89 per share, which exceeded the maximum goal resulting in a maximum payout (since it is capped).

Why was this measure chosen:

Leasing is an important aspect of our business and the amount of square feet we lease has a direct impact on the current and future occupancy and cash flows of our business.

Actual Results:

We ended the year leasing 1,281,503 square feet, which exceeded the maximum goal resulting in a maximum payout (since it is capped).

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EXECUTIVE COMPENSATION

Why was this measure chosen:

Same store leased percentage measures the leased occupancy of the properties in our portfolio that were owned by us in a similar manner in both reporting periods.

Actual Results:

We ended the year with a same store leased percentage of 93.6%, which was below the target goal, resulting in a payout between threshold and target performance.

Why was this measure chosen:

NOI is used to evaluate the operating performance of our properties. Same store NOI is used to evaluate the operating performance of the properties owned by us in a similar manner in both reporting periods.

Actual Results:

We ended the year with same store cash NOI growth of 10.6%, which exceeded the maximum goal, resulting in a maximum payout (since it is capped).

Corporate Objective #3: Same Store Leased Percentage Goal Threshold: 92.5% Target 94.0% Maximum 95.5% Weighting Behler 10% Paes 5% Bott 5% Lauer 10% Maximum 95.5% Target 94.0% Threshold 92.5% Actual 93.6% Weighting Behler 10% Paes 5% Bott 5% Lauer 10% Corporate Objective #4: Same Store Cash NOI Growth Goal Threshold: 6.0% Target 7.5% Maximum 9.0% Weighting Behler 20% Paes 30% Bott 20% Lauer 25% Maximum 9.0% Target 7.5% Threshold 6.0% Actual 10.6% Weighting Behler 20% Paes 30% Bott 20% Lauer 25%

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Why was this measure chosen:

Mark-to-market on signed leases is an important measure used to evaluate leasing fundamentals and measures the percentage increase in rental rates achieved for new leases signed over the rental rates of existing leases that are scheduled to expire or that have expired and have been vacant for less than 12 months.

Actual Results:

We ended the year with a cash mark-to-market increase of 13.1%, which exceeded the target goal but was below the maximum goal, resulting in a payout between target and maximum performance.

Why was this measure chosen:

General and administrative expenses represents corporate overhead and is used by analysts to assess the corporate overhead management.

Actual Results:

We ended the year managing our general and administrative expenses to $53.8 million, which exceeded the maximum goal, resulting in a maximum payout (since it is capped).

Corporate Objective #5: Mark-to-Market on Signed Leases Goal Threshold: 5.0% Target 10.0% Maximum 15.0% Weighting Behler 20% Paes 30% Bott 20% Lauer 25% Maximum 15% Target 10% Threshold 5% Actual 13.5% Weighting Behler 20% Paes 30% Bott 20% Lauer 25% Corporate Objective #6: General and Administrative Expense Goal Threshold: $56.0 MM Target $55.0 MM Maximum $54.0 MM Weighting Behler 20% Paes 30% Bott 20% Lauer 25% Threshold 56.0 Target 55.0 Maximum 54.0 Actual 53.8 Weighting Behler 20% Paes 30% Bott 20% Lauer 25%

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EXECUTIVE COMPENSATION

2017 Individual Objectives

Below are the Individual Objectives for 2017 that were established for each of our NEOs, other than Messrs. Koltis and Brindley.

Executive		2017 Individual Objectives
Albert Behler	-	Effectively executing the Company’s overall strategic and business plans, including tax efficient capital recycling.
	-	Developing new strategic relationships, including new sources of capital and expanding existing relationships.
	-	Motivating the executive and senior management team to deliver superior results.
Wilbur Paes	-	Leading the Company’s Capital Markets, Accounting and Tax Functions.
	-	Effectively managing the Company’s Balance Sheet and increasing Fixed Charge Coverage from 2.3x to 2.8x.
	-	Managing communications and relationships with investors and analysts.
	-	Overseeing the successful implementation of a Treasury Work Station.
Jolanta Bott	-	Effectively overseeing the Company’s Operations and Human Resources function.
	-	Improving morale across the Company through team building and various other initiatives.
	-	Managing the growing space needs of the Company.
Daniel Lauer	-	Leading the Company’s Acquisitions and Debt Fund Platforms
	-	Strategically pursuing acquisition opportunities by recycling capital from stabilized assets into value-add propositions in a tax-efficient manner.
	-	Overseeing capital raising, including $600 million of fresh capital raised through new relationships.

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EXECUTIVE COMPENSATION

After evaluating the achievement of each Corporate Objective and their factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO.

	% of Total STI Compensation Opportunity	Corporate Objective Component			Actual Payout	% of Target
Name		Threshold (50%)	Target (100%)	Maximum (150%)
Albert Behler	75%	$618,750	$1,237,500	$1,856,250	$1,754,363	142%
Wilbur Paes	67%	219,844	439,688	659,531	641,431	146%
Jolanta Bott	67%	159,125	318,250	477,375	464,274	146%
Daniel Lauer	67%	100,500	201,000	301,500	284,951	142%

In determining each of our NEO’s achievement of his or her Individual Objectives, the Compensation Committee assessed the performance of each NEO as compared to his or her Individual Objectives and made a determination regarding the level of performance achieved. The STI compensation that was awarded to each of our NEOs pursuant to the Individual Objectives was based upon this assessment. For 2017, the Compensation Committee determined that the performance of each of our NEOs performance of his or her Individual Objectives was between the target and maximum level. The table below sets forth the STI compensation that was awarded to each of our NEOs, other than Messrs. Koltis and Brindley pursuant to the achievement of the Individual Objectives as assessed by the Compensation Committee.

	% of Total STI Compensation Opportunity	Individual Objective Component			Actual Payout	% of Target
Name		Threshold (50%)	Target (100%)	Maximum (150%)
Albert Behler	25%	$206,250	$412,500	$618,750	$545,637	132%
Wilbur Paes	33%	108,281	216,563	324,844	288,069	133%
Jolanta Bott	33%	78,375	156,750	235,125	185,726	118%
Daniel Lauer	33%	49,500	99,000	148,500	131,799	133%

The table below sets forth the total STI compensation that was awarded in the first quarter of 2018 for 2017 performance to each of our NEOs, other than Messrs. Koltis and Brindley, pursuant to the Compensation Committee’s assessment of the Corporate Objectives and each NEO’s Individual Objectives.

	Total STI Compensation Opportunity			Actual Payout	% of Target
Name	Threshold	Target	Maximum
Albert Behler	$825,000	$1,650,000	$2,475,000	$2,300,000	139%
Wilbur Paes	328,125	656,250	984,375	929,500	142%
Jolanta Bott	237,500	475,000	712,500	650,000	137%
Daniel Lauer	150,000	300,000	450,000	416,750	139%

As indicated previously, Mr. Brindley was promoted to Executive Vice President, Leasing, on December 14, 2017. His 2017 short-term incentive compensation award of $575,000 (which was paid in early 2018) was determined by the Compensation Committee with input from our CEO based on individual goals that were set forth for Mr. Brindley in early 2017. Going forward, Mr. Brindley’s Target STI Compensation will be equal to 125% of his base salary in effect from time to time and the amount awarded will be based on the attainment of the Corporate and Individual Objectives established by the Compensation Committee during such time.

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Bonus Exchange Program

In order to encourage our NEOs to increase their equity holdings and further align the interests of our NEOs with that of our stockholders, the Compensation Committee approved a bonus exchange program for 2017 similar to the bonus exchange program that was approved for 2016. Pursuant to the 2017 Bonus Exchange Program, each of our NEOs could elect to exchange all or a portion of his or her STI compensation for (i) fully vested LTIP units of our operating partnership, with a value equal to the cash bonus exchanged, or (ii) LTIP units, each subject to three-year vesting (40%, 40% and 20%), with a value equal to 125% of the cash bonus exchanged. For 2017, Mr. Behler elected to exchange his entire 2017 STI bonus and Mr. Paes elected to exchange 50% of his 2017 STI bonus, in each case for LTIP units subject to three-year vesting. Our other NEOs did not elect to participate in the 2017 bonus exchange program. Below are the details of the amounts exchanged and LTIP units issued pursuant to the 2017 bonus exchange program.

Executive	Bonus Exchange Grant Date Fair Value of LTIP Units in Lieu of Cash Bonus
Albert Behler	$2,875,000	(1)
Wilbur Paes	580,938	(2)
(1)	Mr. Behler exchanged his entire 2017 STI bonus of $2,300,000 and received 213,279 LTIP units, subject to vesting over three years.
(2)	Mr. Paes exchanged 50.0% of his 2017 STI bonus, or $464,750, and received 43,097 LTIP units, subject to vesting over three years.

As discussed above, in connection with our review of our executive compensation practices during 2017 and based on feedback we have received from our stockholders, we have eliminated the ability of our CEO to receive a premium pursuant to our bonus exchange program going forward. As a result, to the extent our CEO elects to participate in our bonus exchange program for 2018, the value of the equity awards that he will receive will equal 100% of the cash bonus exchanged. Our other NEOs will continue to be eligible to receive a premium pursuant to our bonus exchange program.

Long-Term Equity Incentive Compensation

The Compensation Committee believes that, generally, a substantial portion of each NEO’s annual compensation should be in the form of long-term equity (“LTE”). LTE incentive awards encourage management to create stockholder value over the long term, because the value of the equity awards is directly attributable to changes in the price of our common stock over time. In addition, LTE incentive awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. LTE incentive awards are granted in the form of LTIP units, representing a class of partnership interests in our operating partnership and are comprised of both performance-based LTIP units (70.0% for our CEO and 60.0% for all other NEOs receiving LTE incentive awards) and time-based LTIP units (30.0% for our CEO and 40.0% for all other NEOs receiving LTE incentive awards).

The Compensation Committee determined the value of the LTE incentive awards for each NEO primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors and feedback received from our stockholders. In particular, in connection with our review of our executive compensation practices during 2017 and based on feedback we have received from our stockholders, we reduced the value of the LTE incentive awards granted to our CEO for 2017 by approximately $1,000,000, or 15.4%, from 2016. In addition, based on preliminary conversations at the time with Ms. Bott and Mr. Lauer regarding potential near-term retirement from the Company, the Compensation Committee elected to grant cash bonuses to Ms. Bott and Mr. Lauer in the amount of $787,500 and $200,000, respectively, in lieu of LTE incentive awards.

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EXECUTIVE COMPENSATION

Below are details of the annual LTE incentive awards that were awarded to each of our NEOs in the first quarter of 2018 for 2017 performance.

	Long Term Equity Incentive Awards
Executive	Grant Date Fair Value of Performance- Based LTIP Units	Grant Date Fair Value of Time- Based LTIP Units	Total Grant Date Fair Value of Long Term Equity Awards	% Change over 2016
Albert Behler	$3,850,000	$1,567,500	$5,417,500	-15.4%
Wilbur Paes	1,080,000	684,000	1,764,000	24.1%
Peter Brindley	660,000	418,000	1,078,000	n/a

The time-based LTIP units that we granted for 2017 are subject to ratable vesting over four years (i.e., 25% vesting on each of February 15, 2019, 2020, 2021 and 2022, subject to continued employment). The terms of the performance-based LTIP units that we granted for 2017, which we refer to as the 2017 Performance-Based Awards Program, are described below.

2017 Performance-Based Awards Program

On February 5, 2018, the Compensation Committee approved the 2017 Performance-Based Awards Program, a multi-year performance-based LTE compensation program (the “2017 Performance Program”). The purpose of the 2017 Performance Program is to further align the interests of our stockholders with that of management by encouraging our senior officers to create stockholder value in a “pay for performance” structure.

Under the 2017 Performance Program, participants may earn awards in the form of LTIP units of our operating partnership based on our TSR over a three-year performance measurement period beginning on January 1, 2018 and continuing through December 31, 2020, on both an absolute basis and relative basis as follows:

•	25.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds 30.0%, with no awards being earned if our TSR over such period is less than 18.0% and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

•	75.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds the 80th percentile of the performance of the SNL Office REIT Index constituents on a relative basis, with no awards being earned if our TSR over such period is less than the 30th percentile and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

In the case of our CEO, awards under the 2017 Performance Program include an additional performance feature requiring threshold TSR performance on both an absolute and a relative basis in order for any awards to be earned. Accordingly, our CEO will not earn any awards pursuant to the 2017 Performance Program unless our TSR for the performance measurement period is 18.0% or higher and in the 30th percentile or higher of the SNL Office REIT Index constituents.

In addition, if the designated performance objectives are achieved, awards earned under the 2017 Performance Program are also subject to vesting based on continued employment with us through December 31, 2021, with 50.0% of each award vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2021. Furthermore, our NEOs are required to hold earned awards for an additional year following vesting.

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EXECUTIVE COMPENSATION

Total Direct Compensation

Under the rules and regulations of the SEC, each year the “Summary Compensation Table” must disclose the salary paid during that year, the annual cash incentive earned for that year and the equity-based, long-term incentive awards granted during that year. As noted below, because the equity-based pay we award in the first quarter of each year (similar to the cash bonus awarded in the first quarter of each year) represents compensation for prior year performance, the SEC’s approach prevents us from showing together all the pay—including salary, annual cash incentive and equity-based awards—earned for performance in any one calendar year. In order to provide our stockholders with the aggregate amount of compensation awarded for a given calendar year, we are including the supplemental “Total Direct Compensation Table” below. We believe the “Total Direct Compensation Table” enables a more meaningful annual compensation presentation than the “Summary Compensation Table” presented later in this proxy statement because it consists of (i) the actual salary paid for the year, (ii) the annual incentives and deferred cash compensation awarded for the year and (iii) the annual grant date fair value of equity grants awarded for the year, irrespective of when such amounts ultimately were granted, paid and/or vested. This table illustrates one of the analyses undertaken by the Compensation Committee in determining each element of our NEO compensation for the particular year in light of each executive’s performance during the year.

The Total Direct Compensation of our NEOs for 2017 is set forth in the table below. We have omitted Mr. Koltis from the “Total Direct Compensation Table” because his employment ended in December of 2017.

Executive	Year	Salary	STI Compensation /Cash Bonus		Deferred Cash Comp	Grant Date Fair Value of LTIP Units or Options in lieu of STI Compensation (1)	Grant Date Fair Value of Performance- Based LTIP Units(2)	Grant Date Fair Value of Time-Based LTIP Units	Total Direct Compensation
Albert Behler	2017	$1,100,000	—		—	$2,875,000	$3,850,000	$1,567,500	$9,392,500
	2016	1,100,000	—		471,429	2,437,500	4,550,000	1,852,500	10,411,429
	2015	1,100,000	—		455,172	812,500	4,080,000	2,720,000	9,167,672
Wilbur Paes	2017	525,000	464,750		225,000	580,938	1,080,000	684,000	3,559,688
	2016	512,500	407,500		225,000	509,375	870,000	551,000	3,075,375
	2015	450,000	200,000		—	—	900,000	600,000	2,150,000
Jolanta Bott	2017	475,000	1,437,500	(3)	203,571	—	—	—	2,116,071
	2016	475,000	550,000		203,571	—	720,000	456,000	2,404,571
	2015	475,000	150,000		196,552	—	900,000	600,000	2,321,552
Peter Brindley	2017	325,000	575,000		—	—	660,000	418,000	1,978,000
Daniel Lauer	2017	400,000	616,750	(4)	—	—	—	—	1,016,750
	2016	400,000	350,000		—	—	720,000	456,000	1,926,000

(1)	See “Bonus Exchange Program” on page 44 for additional details.
(2)	See “2017 Performance-Based Awards Program” on page 45 for additional details, including the terms of the program. The terms of the prior year program are set forth in Note 19 to our consolidated financial statements included in our Annual Report on form 10-K for the fiscal year ended December 31, 2017.
(3)	Includes a $787,500 additional cash bonus in lieu of LTE incentive awards.
(4)	Includes a $200,000 additional cash bonus in lieu of LTE incentive awards.

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Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees and administers our 2014 Equity Incentive Plan.

The Compensation Committee, after taking into account recommendations from our independent compensation consultant, determines all components of our CEO’s compensation. With respect to the other NEOs, the Compensation Committee seeks input from our CEO, in addition to our independent compensation consultant, and then reviews and grants final approval of all components of our other NEOs’ compensation as well.

Compensation Consultant

The Compensation Committee has engaged FPL, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FPL provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our NEOs. FPL also guided the Compensation Committee in the design of our 2016, 2017 and 2018 performance-based equity programs.

The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. The Compensation Committee has determined that FPL is independent, and that their work has not raised any conflict of interests. During 2017, FPL did not provide any services to our Company other than the aforementioned services to the Compensation Committee.

Management

Our CEO attends Compensation Committee meetings, as appropriate, provides information as to the individual performance of the other NEOs and makes annual recommendations to the Compensation Committee of appropriate compensation levels for all NEOs other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by the Compensation Committee in its sole discretion and the Compensation Committee regularly meets in executive session without our CEO or any members of management.

Other Compensation Policies and Practices

Employment Agreements and Executive Severance Plan

We have employment agreements with Messrs. Behler and Paes. We have also adopted an Executive Severance Plan in which Messrs. Brindley and Lauer are covered participants and in which Mr. Koltis was a covered participant prior to termination of his employment. (See “Potential Payments Upon Termination or Change in Control” below). These agreements and the Executive Severance Plan provide a certain level of severance in the event of a termination by us without cause or by the executives for good reason. In return, each executive agrees to certain restrictive covenants, including non-competition and non-solicitation covenants during their employment with us and for a limited period after termination of employment. We believe that these agreements and the Executive Severance Plan provide appropriate incentives and protections to these executives and, because the severance benefits are agreed to in advance, avoid the need for protracted negotiations in the event of termination of employment.

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EXECUTIVE COMPENSATION

Other Elements of Compensation

Employee Benefits. Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. We have a 401(k) Savings/Retirement Plan (“401(k) Plan”) that covers eligible employees, including our NEOs. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0% and 50.0% of the next 6.0% of the participant’s compensation.

Perquisites and Other Personal Benefits. We reimburse Mr. Behler for his club memberships up to $20,000 each year and provide him with life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. Mr. Behler also has personal use of a Company-leased car as well as limousine service. We provide Ms. Bott and Mr. Paes with an annual car allowance of $9,600 and free parking. We also reimburse Ms. Bott the cost of her automobile insurance.

Separation with Theodore Koltis

Mr. Koltis served as our Executive Vice President, Leasing until December 14, 2017. For 2017, Mr. Koltis annual base salary and target STI compensation were both $700,000, which were unchanged from 2016, and Mr. Koltis’s STI opportunity was structured in a manner similar to that of our other NEOs. Pursuant to our Executive Severance Plan, in connection with the termination of his employment, Mr. Koltis received a single lump sum payment in the amount of $1,539,344 less applicable tax-related deductions and withholdings. In addition, Mr. Koltis’s outstanding unvested time-based options and LTIP units were fully vested and a pro-rata portion of his performance-based LTIP units remained outstanding based on the portion of the performance period that had elapsed and may be earned based on our performance through the end of the applicable performance period. Mr. Koltis is subject to certain restrictive covenants, including a non-competition covenant for six months and non-solicitation and non-interference covenants for 12 months following his termination.

Clawback Policy

We have adopted a formal clawback policy, which allows us to recoup compensation paid to an officer covered by the policy if the related financial results are subsequently restated as described below. The policy covers all of our current and former NEOs as well as certain other specified officers. Pursuant to this policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then the Compensation Committee may require an employee covered by the policy to repay or forfeit to the Company “excess compensation.” Excess compensation includes annual cash bonus and long-term incentive compensation in any form (including options and LTIP units, whether time-based or performance-based) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from an officer, the Compensation Committee may take into account any factors it deems reasonable, including any determination whether the officer engaged in fraud, willful misconduct or committed acts or omissions which materially contributed to the events that led to the restatement.

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The Compensation Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock. Under our anti-hedging policy, no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, director or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our CEO, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Tax Gross-Up Payments

We do not provide any “golden parachute” tax gross-up payments to our NEOs. Under the employment agreements with certain of our NEOs, if any payments or benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his or her employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Considerations

LTIP Units. For the LTE incentive awards that we grant to our NEOs, we issue a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating

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EXECUTIVE COMPENSATION

partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our Performance Programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit but only when he or she chooses to liquidate his or her LTIP units. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units. In light of the trade-offs between increased tax efficiency and incremental economic risk relating to the structure of the LTIP units as profits interests due to their only having value upon a book-up event as described above as compared to restricted stock, we have chosen to use LTIP units long-term equity incentive awards for our NEOs. We believe that the use of LTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP units, as compared to restricted stock.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under the 2014 Equity Incentive Plan will be accounted for under ASC Topic 718.

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FPL, and the Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation of our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of

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income regardless of our financial or share price performance. The variable portion of compensation (STI and LTE) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned. We have also put in place various policies (anti-hedging and pledging and clawback policies and stock ownership guidelines) that address and mitigate compensation-related risks.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Lizanne Galbreath (Chair)

Karin Klein

David O’Connor

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Summary Compensation Table

The following table sets forth information regarding the compensation paid to our NEOs:

Name and Principal Position	Year	Salary $	Bonus $		Non-Equity Incentive Plan Compensation $		Stock Awards(1) $		Option Awards(1) $		All Other Compensation(2) $		Total $
Albert Behler	2017	1,100,000	—		2,300,000	(4)	6,402,500		487,500	(4)	163,867		10,453,867
Chairman, Chief Executive	2016	1,100,000	471,429	(3)	1,950,000	(4)	6,800,000		162,500	(4)	142,355		10,626,284
Officer and President	2015	1,100,000	1,105,172	(5)	—		1,982,500		—		153,596		4,341,268
Wilbur Paes	2017	525,000	225,000	(3)	929,500	(4)	1,522,875		—		30,029		3,232,404
Executive Vice President,	2016	512,500	225,000	(3)	815,000	(4)	3,487,500	(7)	—		28,072		5,068,072
Chief Financial Officer and Treasurer	2015	450,000	200,000		—		436,150		444,000		12,536		1,542,686
Jolanta Bott	2017	475,000	991,071	(3)	650,000		1,176,000		—		36,203		3,328,274
Executive Vice President,	2016	475,000	203,571	(3)	550,000		1,500,000		—		39,933		2,768,504
Operations and Human	2015	475,000	346,552	(5)	—		396,500		—		35,233		1,253,285
Resources
Peter Brindley	2017	325,000	575,000		—		907,000		—		19,707		1,826,707
Executive Vice President,	—	—	—		—		—		—		—		—
Leasing	—	—	—		—		—		—		—		—
Daniel Lauer	2017	400,000	200,000	(3)	416,750		1,176,000		—		20,021		2,212,771
Executive Vice President,	2016	400,000	—		350,000		1,500,000		—		20,936		2,270,936
Chief Investment Officer	—	—	—		—		—		—		—		—
Theodore Koltis	2017	683,846	—		—		1,176,000		—		1,559,773	(6)	3,419,619
Former Executive Vice	2016	700,000	—		750,000		1,529,000	(4)	—		21,348		3,000,348
President, Leasing	2015	700,000	580,000	(4)	—		475,800		—		25,298		1,781,098
(1)	Reflects the aggregate grant date fair value of stock awards, performance-based awards and option awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Assuming that maximum performance is achieved under our 2016 Performance Program, the value of the awards made to our NEOs at the date of grant would have been as follows: Mr. Behler—$8,092,670; Mr. Paes—$1,547,394; Ms. Bott—$1,280,619; Mr. Brindley—$874,423 and Mr. Lauer—$1,280,619, respectively. The actual grant date fair value of these awards are set forth below under “2017 Grants of Plan Based Awards.”
(2)	The table below sets forth the components of “All Other Compensation” for 2017, other than cash severance paid to Mr. Koltis, which is discussed in footnote (6) below.

Executive	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car Allowance/ Car/Car Insurance $	Parking $		Club Membership $	Total $
Albert Behler	71,390	17,100	55,377	—		20,000	163,867
Wilbur Paes	3,329	17,100	9,600	—	(a)	—	30,029
Jolanta Bott	3,227	20,100	12,876	—	(a)	—	36,203
Peter Brindley	2,607	17,100	—	—		—	19,707
Daniel Lauer	2,921	17,100	—	—		—	20,021
Theodore Koltis	3,329	17,100	—	—		—	20,429
(a)	Ms. Bott and Mr. Paes received free parking at the Company’s premises, but the Company did not incur incremental cost in connection therewith.

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(3)	Amounts represent deferred cash compensation awarded under our deferred compensation plan and, for Ms. Bott and Mr. Lauer for 2017, cash bonus paid in lieu of LTE incentive awards.
(4)	Our NEOs may elect to exchange all or a portion of their STI compensation for equity pursuant to our Bonus Exchange Program (see page 44 for details). The following table shows the actual cash bonuses awarded to the NEOs pursuant to our STI compensation program that participated in the Bonus Exchange Program, including the amount exchanged, the premium received on exchange and the exchanged equity value. Pursuant to SEC rules, the amount of the actual bonuses awarded is reported in the above Summary Compensation Table under the “Bonus” column, but the 25% premium on exchange is disclosed in the following year under the column “Stock Awards” or “Option Awards”, whichever is applicable.

Executive	Year	STI Compensation $	Amount Exchanged $	25% Premium on Exchange $	Exchange Equity Value $
Albert Behler	2017	2,300,000	2,300,000	575,000	2,875,000
	2016	1,950,000	1,950,000	487,500	2,437,500
	2015	650,000	650,000	162,500	812,500
Wilbur Paes	2017	929,500	464,750	116,188	580,938
	2016	815,000	407,500	101,875	509,375
Theodore Koltis	2015	580,000	116,000	29,000	145,000
(5)	Amounts include deferred cash compensation awarded under our deferred compensation plan of $455,172 and $196,552 to Mr. Behler and Ms. Bott, respectively.
(6)	Includes cash severance of $1,539,344 paid to Mr. Koltis in connection with the termination of his employment. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices—Separation with Theodore Koltis” for details.
(7)	Includes LTIP units granted to Mr. Paes in connection with his promotion to Executive Vice President, Chief Financial Officer and Treasurer in March 2016, with a grant date fair value of $1,987,500.

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2017 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our NEOs in the fiscal year ended December 31, 2017.

			Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Stock and Option Awards ($)
Executive	Grant Date	Approval Date	Threshold(6) ($)	Target(6) ($)	Maximum(6) ($)	Threshold(1) (#)	Target(1) (#)	Maximum(1) (#)
Albert Behler	1/30/2017	1/30/2017	—	—	—	—	—	—	—		121,269	16.81	(2)	487,500
	1/30/2017	1/30/2017	—	—	—	—	—	—	116,003	(3)	—	—		1,852,500
	1/30/2017	1/30/2017	—	—	—	158,869	270,672	481,420	—		—	—		4,550,000
	n/a	n/a	825,000	1,650,000	2,475,000	—	—	—	—		—	—		—
Wilbur Paes	1/30/2017	1/30/2017	—	—	—	—	—	—	34,504	(3)	—	—		551,000
	1/30/2017	1/30/2017	—	—	—	—	—	—	6,379	(4)	—	—		101,875
	1/30/2017	1/30/2017	—	—	—	30,377	51,755	92,052	—		—	—		870,000
	n/a	n/a	328,125	656,250	984,375	—	—	—	—		—	—		—
Jolanta Bott	1/30/2017	1/30/2017	—	—	—	—	—	—	28,855	(3)	—	—		456,000
	1/30/2017	1/30/2017	—	—	—	25,140	42,832	76,182	—		—	—		720,000
	n/a	n/a	237,500	475,000	712,500	—	—	—	—		—	—		—
Peter Brindley	1/30/2017	1/30/2017	—	—	—	—	—	—	21,416	(3)	—	—		342,000
	1/30/2017	1/30/2017	—	—	—	—	—	—	7,828	(5)	—	—		125,000
	1/30/2017	1/30/2017	—	—	—	17,166	32,124	52,018	—	(3)	—	—		540,000
	n/a	n/a	—	—	—	—	—	—	—		—	—		—
Daniel Lauer	1/30/2017	1/30/2017	—	—	—	—	—	—	28,555	(3)	—	—		456,000
	1/30/2017	1/30/2017	—	—	—	25,140	42,832	76,182	—		—	—		720,000
	n/a	n/a	150,000	300,000	450,000	—	—	—	—		—	—		—
Theodore Koltis	1/30/2017	1/30/2017	—	—	—	—	—	—	28,555	(3)	—	—		456,000
	1/30/2017	1/30/2017	—	—	—	8,013	13,651	24,281	—		—	—		720,000
	n/a	n/a	—	—	—	—	—	—	—		—	—		—
(1)	The information in these columns represents awards made under our 2016 Performance Program which are described below.
(2)	Mr. Behler exchanged 100% of his 2016 incentive cash bonus for an option to acquire 606,344 shares of our common stock at an exercise price of $16.81, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the option associated with the premium of $487,500 on conversion of Mr. Behler’s 2016 incentive cash bonus of $1,950,000, as the amount of Mr. Behler’s 2016 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2016 in the Summary Compensation Table.
(3)	Represents LTIP units granted for 2016 performance to executive officers and employees under our 2014 Equity Incentive Plan, with 25.0% vesting on each of January 30, 2018, 2019, 2020 and 2021 subject to continued employment.
(4)	Mr. Paes exchanged 50% of his 2016 incentive cash bonus for 31,897 LTIP units, subject to vesting over three years based on continued employment. The amount reported above represents the portion of the LTIP units associated with the premium of $101,875 on conversion of Mr. Paes’s 2016 incentive cash bonus of $407,500, as the amount of Mr. Paes’s 2016 incentive cash bonus is reported as Non-Equity Incentive Plan Compensation for 2016 in the Summary Compensation Table.
(5)	Represents 20.0% of Mr. Brindley’s 2016 incentive cash bonus, or $100,000, which was exchanged for 7,828 LTIP units, subject to vesting over three years based on continued employment.
(6)	Represents possible payouts of the awards made under our STI compensation program for 2017, which are described in more detail above under “—Compensation Discussion and Analysis.”

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Discussion of Summary Compensation Table and 2017 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2017 Grants of Plan-Based Awards Table was paid or awarded, are described above under “—Compensation Discussion and Analysis.”

Employment Agreements

We have entered into employment agreements with each of Messrs. Behler and Paes. Mr. Behler’s current employment agreement has a term of three years commencing on January 1, 2018; provided that the initial term will be automatically extended for up to two additional one-year terms thereafter unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration the initial term or subsequent extension. Mr. Paes’s current employment agreement has a term of expiring on December 31, 2018; provided that it will automatically extend for an additional one-year term thereafter unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term.

Under the terms of the agreements with Messrs. Behler and Paes, they are entitled to receive an annual base salary of $1,100,000 and $525,000, respectively, subject to potential merit increases (but not decreases) each year. Each employment agreement also provides for cash bonuses with a target amount of at least 150.0% and 125.0% of base salary for each of Messrs. Behler and Paes, respectively. The amount of the actual cash bonuses will be made by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant and may be more or less than the target amount. Each agreement also provides eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, deferred compensation plan (with funding through a rabbi trust), 2014 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreement for Mr. Paes provides for an annual car allowance of $9,600 and free parking. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “—Severance and Change in Control Benefits.”

We also had an employment agreement with Ms. Bott that expired in November 2017, pursuant to which Ms. Bott was entitled to receive an annual base salary of at least $475,000, subject to potential merit increases (but not decreases) each year, and cash bonus with a target amount of at least 100.0% of base salary. Ms. Bott’s agreement also provided for eligibility for vacation and for participation in various employee benefits. The employment agreement for Ms. Bott also provided for an annual car allowance of $9,600, free parking and reimbursement of her automobile insurance. Ms. Bott’s employment agreement had also provided certain severance and change in control benefits.

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2016 Performance Program

Awards under the 2016 Performance Program, which are included in the 2017 Grants of Plan-Based Awards table above are earned based on TSR over a three-year performance measurement period beginning on January 1, 2017, and continuing through December 31, 2019, on both an absolute basis and relative basis.

•	25.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds 30.0%, with no awards being earned if our TSR over such period is less than 18.0% and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

•	75.0% of the award is earned if our TSR over the three-year performance measurement period equals or exceeds the 80th percentile of the performance of the SNL Office REIT Index constituents on a relative basis, with no awards being earned if our TSR over such period is less than the 30th percentile and awards being determined based on linear interpolation if our TSR over such period falls between such ranges.

In addition, if the designated performance objectives are achieved, awards earned under the 2016 Performance Program are also subject to vesting based on continued employment with us through December 31, 2021, with 50.0% of each award vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2021. Furthermore, our NEOs are required to hold earned awards for an additional year following vesting. See “—Potential Payments Upon Termination or Change in Control” for a description of the treatment of the awards granted under our Performance Programs that apply in the event of a termination of employment or a change of control.

LTIP Unit Awards

In 2017, we granted LTIP units to our NEOs pursuant to our 2014 Equity Incentive Plan, as described in the 2017 Grants of Plan-Based Awards table. Generally, we make distributions to holders of all LTIP units (other than those granted pursuant to our Performance Programs), whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. See “—Potential Payments Upon Termination or Change in Control” for a description of the treatment of the LTIP units in the event of a termination of employment or a change of control.

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Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth certain information with respect to all outstanding equity awards held by our NEOs as of December 31, 2017.

	Option Awards					Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)(2)
Albert Behler	300,000	200,000	(3)	17.50	11/17/2024	—		—	—	—
	95,588	143,383	(6)	14.94	2/23/2026	—		—	—	—
	—	606,344	(9)	16.81	1/30/2027	—		—	—	—
	—	—		—	—	114,286	(4)	1,811,433	—	—
						128,303	(7)	2,033,603	—	—
						116,003	(10)	1,838,648	—	—
	—	—		—	—	—		—	457,063	7,244,449
Wilbur Paes	40,000	60,000	(5)	19.08	3/31/2025	—		—	—	—
	—	—		—	—	6,858	(4)	108,699	—	—
	—	—		—	—	28,302	(7)	448,587	—	—
	—	—		—	—	93,750	(8)	1,485,938	—	—
						34,504	(10)	546,888	—	—
						31,897	(11)	505,567	—	—
	—	—		—	—	—		—	92,837	1,471,466
Jolanta Bott	60,000	40,000	(3)	17.50	11/17/2024	—		—	—	—
	—	—		—	—	32,000	(4)	507,200	—	—
	—	—		—	—	28,302	(7)	448,587	—	—
						28,555	(10)	452,597	—	—
	—	—		—	—	—		—	82,748	1,311,556
Peter Brindley	—	—		—	—	18,286	(4)	289,833	—	—
	—	—		—	—	16,982	(7)	269,165	—	—
	—	—		—	—	21,416	(10)	339,444
	—	—		—	—	7,828	(11)	124,074	—	—
	—	—		—	—	—		—	65,402	1,036,622
Daniel Lauer	60,000	40,000	(3)	17.50	11/17/2024	—		—	—	—
	—	—		—	—	32,000	(4)	507,200	—	—
	—	—		—	—	28,302	(7)	448,587	—	—
						28,555	(10)	452,597	—	—
	—	—		—	—	—		—	85,080	1,348,518
Theodore Koltis	—	—		—	—	—		—	42,688	676,605
(1)	Based on a price of $15.85 per unit, which was the closing price on the NYSE of one share of our common stock on December 29, 2017. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

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(2)	The number and market or payout value of equity incentive plan awards is based on the amount that the NEOs would have earned under our 2014, 2015 and 2016 Performance Programs, if the threshold performance goals were achieved. Represents outstanding awards under our 2014 and 2015 and 2016 Performance Programs. Awards under our 2014 Performance Program are earned based on our TSR over a three-year performance period ending March 31, 2018, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting in substantially equal installments on April 1, 2019 and 2020, subject to continued employment. Awards under our 2015 Performance Program are earned based on our TSR over a three-year performance period ending March 17, 2019, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on March 17, 2020, subject to continued employment. Awards under our 2016 Performance Program are earned based on our TSR over a three-year performance period ending December 31, 2019, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50.0% vesting on December 31, 2020, subject to continued employment. Assuming performance for the three-year performance period applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2017, the NEOs would not have earned any of these awards for the 2014 and 2015 Performance Programs and would have earned an award between threshold and target for the 2016 Performance Program. Accordingly, in accordance with SEC rules, the number and market or payout value of equity incentive plan awards is based on the awards that the NEOs would have earned under our 2014 and 2015 Performance Programs, if the threshold performance goals were achieved, and under our 2016 Performance Program, if the target performance goals were achieved, as follows:

	2014 Performance Program at Threshold (#)	2015 Performance Program at Threshold (#)	2016 Performance Program at Target (#)

Albert Behler	58,313	128,078	270,672

Wilbur Paes	12,829	28,253	51,755

Jolanta Bott	11,663	28,253	42,832

Peter Brindley	16,327	16,951	32,124

Daniel Lauer	13,995	28,253	42,832

Theodore Koltis	12,627	16,410	13,651
(3)	Reflects the unvested portion of stock options granted on November 18, 2014 in connection with our initial public offering, which vest in substantially equal installments on each of November 24, 2018 and 2019, subject to continued employment.
(4)	Reflects the unvested portion of LTIP units granted on November 24, 2014 in connection with our initial public offering, which vest in substantially equal installments on each of November 24, 2018 and 2019, subject to continued employment.
(5)	Reflects the unvested portion of stock options granted on April 1, 2015, which vest in substantially equal installments on each of April 1, 2018, 2019 and 2020, subject to continued employment.
(6)	Reflects stock options granted on February 23, 2016 in connection with our bonus exchange program, with two-thirds of the unvested amount vesting on February 23, 2018, and the remaining one-third of the unvested amount vesting on February 23, 2019, subject to continued employment.
(7)	Reflects LTIP units granted on March 18, 2016, with vesting in equal installments on each of March 18, 2018, 2019 and 2020 subject to continued employment.
(8)	Reflects LTIP units granted to Mr. Paes on March 18, 2016 in connection with his employment agreement, with vesting in equal installments on each of March 18, 2018, 2019 and 2020, subject to continued employment.

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(9)	Reflects stock options granted on January 30, 2017, in connection with our bonus exchange program, with 40.0% vesting on each of January 30, 2018 and 2019, and the remaining 20.0% vesting on January 30, 2020, subject to continued employment.
(10)	Reflects LTIP units granted on January 30, 2017, with vesting in equal installments on each of January 30, 2018, 2019, 2020 and 2021 subject to continued employment.
(11)	Reflects LTIP units granted on January 30, 2017 in connection with our bonus exchange program, with 40.0% vesting on each of January 30, 2018 and 2019, and the remaining 20.0% vesting on January 30, 2020, subject to continued employment.

2017 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock that was exercised by our NEOs in 2017 and the aggregate number of shares of common stock and LTIP units that vested in 2017. The value realized on exercise is the product of (i) the closing price on the NYSE of a share of common stock on the date of exercise minus the exercise price, multiplied by (ii) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (i) the closing price on the NYSE of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (ii) the number of shares/LTIP units vesting.

Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Albert Behler	—	—	99,910	1,645,072

Wilbur Paes	—	—	44,112	733,740

Jolanta Bott	—	—	25,434	418,290

Peter Brindley	—	—	14,803	243,509

Daniel Lauer	—	—	25,434	418,290

Theodore Koltis	—	—	110,283	1,763,946

Nonqualified Deferred Compensation

Under our deferred compensation plan, deferred cash compensation was awarded to Mr. Paes and Ms. Bott for 2017. Additionally, in prior years, Mr. Behler had also received deferred cash compensation under our deferred compensation plan. Deferred cash compensation is credited with earnings or losses based upon the investment returns of assets in the rabbi trust managed by the trustee.

The table below summarizes the annual rates of return for the year ended December 31, 2017 for the assets in the rabbi trust:

Name of Fund	2017 Rate of Return (%)	Name of Fund	2017 Rate of Return (%)
Money Market Fund	0.72%	Investment Grade Taxable	-0.07%
US Large Cap Fund	22.18%	Investment Grade Tax Exempt	-0.98%
US Mid Cap Fund	14.45%	International Developed Bonds	0.14%
US Small Cap Fund	14.59%
International Developed Fund	29.68%
Emerging Markets Fund	40.19%

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Benefits under the deferred compensation plan will become available to be paid upon separation of service from the Company.

The following table shows deferred cash compensation granted to our NEOs under the deferred compensation plan during the year ended December 31, 2017, the earnings (losses) and withdrawals/distributions during the year, and the aggregate account balance of each NEO under the deferred compensation plan as of December 31, 2017.

Executive	Recent Contributions in 2017 ($)(1)	Aggregate Earnings in 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2017 ($)
Albert Behler	471,429	3,849,469	—	27,592,290	(2)
Jolanta Bott	203,571	697,439	—	5,040,025	(2)
Wilbur Paes	225,000	25,692	—	250,706	(2)
(1)	All of the amounts reported in the contributions column are also included in the Summary Compensation Table as bonus for 2016.
(2)	Amounts include contributions made by plan participants, and our predecessor company. The cumulative contributions made by the Company since the completion of our initial public offering in November 2014 are as follows: Mr. Behler—$1,040,394, Ms. Bott—$449,260 and Mr. Paes—$225,000.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler and Paes upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•	a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three most recent fiscal years ending on or before the date of termination (but not less than $1,250,000 for Mr. Behler and $750,000 for Mr. Paes); the multiple is two for Mr. Behler and one for Mr. Paes or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), 3 for Mr. Behler and 2 for Mr. Paes;

•	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;

•	a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one for Mr. Paes; or, in the event such termination occurs in connection with or within two years after a change in control, 2 for Mr. Behler and 1.5 for Mr. Paes; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute

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payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason,” provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason.”

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

Each employment agreement also provides that in the event the executive’s employment is terminated on account of his or her death or disability, the executive or his or her beneficiary in the case of death will receive the following payments:

•	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Each executive is subject to certain restrictive covenants pursuant to their employment agreements, including non-competition and non-solicitation covenants during their employment with us and for six months after termination of employment.

Executive Severance Plan

We have adopted an Executive Severance Plan for the benefit of certain specified executive officers who are not parties to (or, in some cases, who may no longer be covered by the severance provisions of) an employment agreement, including Messrs. Brindley and Lauer. In the event a participating officer is terminated by us without cause, subject to the officer signing a separation agreement and release with restrictive covenants, including non-competition and non-solicitation covenants for six months after termination of employment, this plan will provide severance benefits in the amount of the sum of the officer’s base salary, most recent cash bonus and an amount equal to the annual premium payable by us for the officer’s health and dental insurance.

The following tables set forth the amounts that would have been paid to our continuing NEOs in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without “cause” or by the executive for “good reason” in connection with a change in control occurring, in each case, as of December 31, 2017. The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior

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to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Executive	Without Cause/ For Good Reason	Death/Disability	Change in Control (No Termination)	Change in Control (Termination Without Cause/For Good Reason)
Albert Behler
Bonus	$1,650,000	$1,650,000	$—	$1,650,000
Cash Severance	4,766,667	—	—	7,150,000
Vesting of LTIP Units(1)	5,683,683	5,683,683	5,683,683	5,683,683
Vesting of Stock Options(2)	130,479	130,479	130,479	130,479
Performance Awards(3)	—	—	—	1,246,316
Benefits(4)	49,024	—	—	49,024

Total(5)	$12,279,853	$7,464,162	$5,814,162	$15,909,502

Wilbur Paes
Bonus	$656,250	$656,250	$—	$656,250
Cash Severance	1,275,000	—	—	2,550,000
Vesting of LTIP Units(1)	3,095,679	3,095,679	3,095,679	3,095,679
Vesting of Stock Options(2)	—	—	—	—
Performance Awards(3)	—	—	—	238,307
Benefits(4)	35,020	—	—	52,530

Total(5)	$5,061,949	$3,751,929	$3,095,679	$6,592,766

Jolanta Bott
Bonus	$—	$—	$—	$—
Cash Severance	—	—	—	—
Vesting of LTIP Units(1)	1,408,383	1,408,383	1,408,383	1,408,383
Vesting of Stock Options(2)	—	—	—	—
Performance Awards(3)	—	—	—	197,223
Benefits	—	—	—	—

Total(5)	$1,408,383	$1,408,383	$1,408,383	$1,605,606

Peter Brindley
Bonus	$500,000	$—	$—	$500,000	(7)
Cash Severance	325,000	—	—	325,000	(7)
Vesting of LTIP Units(1)	1,022,515	1,022,515	1,022,515	1,022,515
Vesting of Stock Options(2)	—	—	—	—
Performance Awards(3)	—	—	—	134,666
Benefits(4)	35,020	—	—	35,020

Total(6)	$1,882,535	$1,022,515	$1,022,515	$2,017,201

Daniel Lauer
Bonus	$350,000	$—	$—	$350,000	(7)
Cash Severance	400,000	—	—	400,000	(7)
Vesting of LTIP Units(1)	1,408,383	1,408,383	1,408,383	1,408,383
Vesting of Stock Options(2)	—	—	—	—
Performance Awards(3)	—	—	—	197,223
Benefits(4)	35,020	—	—	35,020

Total(6)	$2,193,403	$1,408,383	$1,408,383	$2,390,626

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EXECUTIVE COMPENSATION

(1)	For all of the executives, outstanding equity awards with time-based vesting fully vest upon a change in control, the executive’s termination upon death or disability, or termination by us without cause or by the executive for good reason. As of December 31, 2017, Messrs. Behler, Paes, Brindley and Lauer and Ms. Bott held unvested time-based LTIP units as follows: Mr. Behler—358,592 LTIP units; Mr. Paes—195,311 LTIP units; Ms. Bott—88,857 LTIP units; Mr. Brindley—64,512 LTIP units; and Mr. Lauer—88,857 LTIP units. For purposes of the tables above, the value of the equity awards that vest are based on the value of unvested awards set forth in the “Outstanding Equity Awards at Fiscal Year-End 2017” table above.
(2)	All of the executives’ outstanding stock options fully vest upon a change in control, the executive’s termination upon death or disability, termination by us without cause or by the executive for good reason. Assumes that the per share value of the stock options that vest equals (i) $15.85 per share, which was the closing price on the NYSE of one share of our common stock on December 29, 2017, less (ii) the exercise price per share of such stock options. Information regarding unvested stock options held by our NEOs as of December 31, 2017 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2017” table above.
(3)	In accordance with the terms of our Performance Programs outstanding as of December 31, 2017, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, with further proration if the change in control occurs during the first year of the performance period. Any LTIP units earned upon a change in control will remain subject to time-based vesting but will be fully vested in the event of termination by us without cause or by the executive for good reason within 18 months following the change in control. Based on our TSR performance from the beginning of the respective performance period through December 31, 2017, in the event of a change in control as of December 31, 2017, all outstanding awards under our 2014 and 2015 Performance Programs would have been forfeited and our executives would have earned a portion of their awards under our 2016 Performance Program. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us. Any LTIP units so earned will be fully vested. No amounts are included in the event of such a termination, because the executive only would have been entitled to vesting to the extent that the awards were earned based on the achievement of the performance-based vesting criteria through the end of the performance period.
(4)	Benefits payment includes a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one for Messrs. Paes, Brindley and Lauer; or, in the event such termination occurs in connection with or within two years after a change in control, two for Mr. Behler, 1.5 for Mr. Paes, and one for Messrs. Brindley and Lauer.
(5)	In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
(6)	Payments under the Executive Severance Plan are subject to Messrs. Brindley and Lauer signing a separation agreement and release with restrictive covenants, including non-competition and non-solicitation covenants for six months after termination of employment.
(7)	These payments will only be made under the Executive Severance Plan if Messrs. Brindley and Lauer are terminated by us without cause.

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EXECUTIVE COMPENSATION

Pay Ratio Disclosure Rule

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Securities and Exchange Commission (the “SEC”) adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Behler.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our 2017 PEO to median employee pay ratio was 108.21.

“PEO” 2017 Compensation	$10,453,867
Median Employee 2017 Compensation	$96,605
Ratio of PEO to Median Employee Compensation	108.21

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2017, for all individuals who were employed by us on December 31, 2017, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Compensation Committee Interlocks and Insider Participation

During 2017, the following directors, all of whom are independent directors, served on our Compensation Committee for at least part of the year: Lizanne Galbreath, Karin Klein and David O’Connor. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of March 1, 2018, with respect to:

•	each of our directors;

•	each of our NEOs;

•	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of March 1, 2018 are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 1, 2018, there were 240,514,271 shares of our common stock outstanding and 25,307,251 units of our operating partnership outstanding, consisting of 23,510,643 common operating partnership units and 1,796,608 LTIP units (excluding 4,531,153 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our Performance Plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, Suite 1801, New York, NY 10019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock		Common Stock and Units
Executive	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders
The Otto Family Group(3)	33,415,587	13.9%	33,439,911	12.6%
The Vanguard Group(4)	31,855,971	13.2%	31,855,971	12.0%
Long Pond Capital(5)	14,921,426	6.2%	14,921,426	5.6%
BlackRock(6)	14,882,909	6.2%	14,882,909	5.6%
Norges Bank (The Central Bank of Norway)(7)	14,223,196	5.9%	14,223,196	5.4%
Alexander Otto(8)	14,145,495	5.9%	14,145,495	5.3%
Vanguard Specialized Funds— Vanguard REIT Index Fund(9)	13,664,645	5.7%	13,664,645	5.1%
Katharina Otto-Bernstein(22)	12,131,489	5.0%	12,155,813	4.6%
Executive Officers and Directors
Albert Behler(10)	845,525	*	6,388,282	2.4%
Wilbur Paes(11)	70,000	*	438,688	*
Jolanta Bott(12)	67,214	*	438,983	*
Peter Brindley(13)	—	*	233,966	*
Daniel Lauer(14)	67,214	*	417,422	*
Thomas Armbrust(15)	152,895	*	152,895	*
Martin Bussmann(16)	—	*	13,391	*
Dan Emmett(17)	57,142	*	81,466	*
Lizanne Galbreath(18)	15,625	*	39,949	*
Karin Klein(19)	—	*	13,391	*
Peter Linneman(20)	30,000	*	61,842	*
David O’Connor(21)	46,285	*	70,609	*
Katharina Otto-Bernstein(22)	12,131,489	5.0%	12,155,813	4.6%
Mark Patterson	—	*	—	*
All directors and executive officers as a group (17 persons)(23)	13,595,547	5.6%	21,195,031	7.9%
(*)	Represents less than 1.0%
(1)	“Number of shares beneficially owned” includes shares of common stock that may be acquired by exercising stock options within 60 days of March 1, 2018 but does not include shares of common stock that may be acquired by redeeming common units in the operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by redeeming common units in the operating partnership assuming that (i) all outstanding common units in the operating partnership are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of common units in the operating partnership (excluding unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our Performance Plans, which may be earned based on the achievement of designated performance objectives) and (iii) all common units in the operating partnership have been exchanged for shares of common stock.

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(2)	As of March 1, 2018, 240,514,271 shares of common stock, 23,510,643 common units in the operating partnership and 1,796,608 LTIP units were outstanding (excluding 4,531,153 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our Performance Plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of March 1, 2018 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of common units in the operating partnership, and (ii) all common units in the operating partnership held by all persons, other than us, have been exchanged for shares of common stock.
(3)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole shareholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (8) and (22), respectively. The address for AROSA, Maren Otto and Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany and the address for Alexander Otto is c/o ECE Projektmanagement G.m.b.H & Co. KG, Heegbarg 30, 22391 Hamburg, Germany.
(4)	Based on information provided on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group. The Vanguard Group reported sole voting power with respect to 346,483 shares, shared voting power with respect to 292,493 shares, sole dispositive power with respect to 31,470,227 shares and shared dispositive power with respect to 385,744 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)	Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2018 by Long Pond Capital, LP. Long Pond Capital reported shared voting and dispositive power with respect to 14,921,426 shares. The address for Long Pond Capital, LP is 527 Madison Avenue, 15th Floor, New York, NY 10022.
(6)	Based on information provided on a Schedule 13G filed with the SEC on February 1, 2018 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 14,022,080 shares and sole dispositive power with respect to 14,882,909 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York. NY 10055.
(7)	Based on information provided on a Schedule 13G filed with the SEC on January 5, 2018 by Norges Bank. Norges Bank reported sole voting and dispositive power with respect to 14,223,196 shares. The address for Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.
(8)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto is c/o ECE Projektmanagement G.m.b.H & Co. KG, Heegbarg 30, 22391 Hamburg, Germany and the address for AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany.
(9)

Based on information provided on a Schedule 13G/A filed with the SEC on February 2, 2018 by Vanguard Specialized Funds—Vanguard REIT Index Fund. Vanguard Specialized Funds—Vanguard REIT Index Fund reported sole voting power with respect to all 13,664,645 shares and sole and

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

shared dispositive power with respect to none of the shares. The address for Vanguard Specialized Funds—Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(10)	Includes 733,713 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 4,854,606 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler) and 688,151 LTIP units (of which 659,151 LTIP units are subject to vesting). 111,812 of the shares of common stock and 592,480 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings, LP (“CNBB-RDF Holdings”), an entity controlled by members of the Otto family, relating to previously granted interests in our predecessor.
(11)	Includes 60,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 79,540 common units and 289,148 LTIP units (of which 267,764 LTIP units are subject to vesting).
(12)	Includes 60,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 282,912 common units and 88,857 LTIP units (of which 81,719 LTIP units are subject to vesting). 7,214 of the shares of common stock and 31,831 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.
(13)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 138,446 common units and 95,520 LTIP units (of which 87,035 LTIP units are subject to vesting). 2,501 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.
(14)	Includes 60,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 261,351 common units and 88,857 LTIP units (of which 81,719 LTIP units are subject to vesting). 7,214 of the shares of common stock and 25,164 of the common units are pledged as collateral in connection with the notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.
(15)	Includes 7,074 shares of restricted stock, which are subject to vesting.
(16)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting.
(17)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting.
(18)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting.
(19)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting.
(20)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting and 7,518 common units held jointly by Peter Linneman and his spouse, with respect to which Dr. Linneman has shared voting and dispositive power.
(21)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting.
(22)	Based in part on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto. Katharina Otto-Bernstein will have sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,074 LTIP units, which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany.
(23)	Includes 1,022,264 shares of common stock underlying exercisable stock options and 7,074 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,208,637 common units and 1,390,847 LTIP units (of which 1,270,906 LTIP units are subject to vesting). 129,847 common stock and 671,226 common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management, leasing, reporting or other services for certain properties or business entities owned by members of the Otto family, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2017, we received fees of $824,000 pursuant to these agreements, including $530,000 from the agreement relating to property management and leasing for the Commercial National Bank Building. The property management agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year. The other management agreements automatically renew for annual terms unless terminated by either party by giving thirty days written notice to the other before the end of any calendar year.

Note Payable

Prior to the completion of the formation transactions, in lieu of certain cash distributions, certain of the entities comprising our predecessor distributed a $24,500,000 note, which is payable to CNBB-RDF Holdings, which is an entity owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto, and a $2,799,000 note, which is payable to a different entity owned by members of the Otto family. The notes, which were distributed in lieu of certain cash distributions prior to the completion of the formation transactions, were extended in October 2017 to mature on November 12, 2018, and bear interest at a fixed rate of 1.40%. From January 1, 2017 through December 31, 2017 we recognized $197,000 of interest in connection with the notes.

1633 Broadway Lease

Our predecessor leased 3,330 square feet of space in 1633 Broadway to CNBB-RDF Holdings at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. The term of the lease extends through 2019. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space. For the year ended December 31, 2017, we recognized $197,000 of rental income from this lease.

Mannheim Trust

Dr. Martin Bussmann (a member of our Board of Directors) is also a trustee and a director of Mannheim Trust, a subsidiary of which leases 5,593 square feet at 712 Fifth Avenue, our 50.0% owned unconsolidated joint venture. The Mannheim Trust is for the benefit of his children. For the year ended December 31, 2017, we recognized $358,000 for our share of rental income from this lease.

Hamburg Trust HTC Consulting GmbH

We have engaged Hamburg Trust HTC Consulting GmbH (“HTC”), a licensed broker in Germany, to supervise selling efforts for our private equity real estate funds (or investments in feeder vehicles for these funds) to investors in Germany. Pursuant to this engagement, which was begun by our predecessor, we have agreed to pay HTC for the costs it incurred to sell investments in this feeder vehicle and other funds, which primarily consist of commissions paid to third party agents, and other incremental costs incurred by HTC as a result of the engagement, plus, in each case, a mark-up of 10%.

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HTC is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. We paid or accrued $247,000 for fees and expense reimbursements due to HTC for the services it provided during 2017.

Review and Approval of Future Transactions with Related Persons

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy, included as part of our Corporate Governance Guidelines, for the review, approval or ratification of any related person transaction. This policy provides that all related person transactions, other than a transaction for which an obligation to disclose under Item 404 of Regulation S-K (or any successor provision) arises solely from the fact that a beneficial owner, other than members of the Otto family, Wilhelm von Finck and entities controlled directly or indirectly by such individuals, of more than 5% of a class of our voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction, must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. This policy was followed for all of the applicable related person transactions described above for which there was new activity during the 2017 fiscal year.

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OTHER MATTERS

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 annual meeting must submit their proposals to our Corporate Secretary on or before December 6, 2018.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

•	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or

•	not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2019 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2018 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2019 annual meeting after November 6, 2018 and no later than 5:00 p.m., New York time, on December 6, 2018.

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership or do not arrive at least 20 minutes in advance, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted and should plan to arrive no later than 20 minutes prior to the scheduled time to allow the Inspector of Elections or his designee to check your credentials. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. The Company reserves

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OTHER MATTERS

its right to not seat any shareholder, proxy or other attendee who did not arrive 20 minutes in advance and is not seated 10 minutes prior to the scheduled start of the meeting.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Gage Johnson

Senior Vice President, General Counsel and Secretary

New York, New York

April 5, 2018

PARAMOUNT GROUP, INC.  |  2018 Proxy Statement     73

PARAMOUNT GROUP, INC. 1633 BROADWAY, SUITE 1801 NEW YORK, NY 10019 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 16, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 16, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E38078-P02453 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    PARAMOUNT GROUP, INC.    The Board of Directors recommends you vote FOR all nominees listed: 1. Election of DirectorsNominees: For Against Abstain 1a. Albert Behler 1b. Thomas Armbrust 1c. Martin Bussmann 1d. Dan Emmett 1e.Lizanne Galbreath 1f. Karin Klein 1g.Peter Linneman 1h. Katharina Otto-Bernstein 1i. Mark Patterson The Board of Directors recommends you vote FOR the For Against Abstain following proposals: 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. 3. Ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: The proxies are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The undersigned hereby acknowledge(s) receipt of a copy of the Notice of the 2018 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, and revoke(s) any proxy or proxies heretofore given with respect to the 2018 Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Do not mail your proxy card if you vote by telephone or Internet.    E38079-P02453    PARAMOUNT GROUP, INC. Annual Meeting of Stockholders To be Held on May 17, 2018 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Albert Behler and Wilbur Paes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 19, 2018, at the Annual Meeting of Stockholders to be held at 12:00 p.m., EDT on May 17, 2018, at the New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For” all nominees for director, “For” the approval, on a non-binding advisory basis, of our named executive officer compensation, and “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Continued and to be signed on reverse side